Exhibit 99.1
                                                                    ------------



                                            Company Contact:
                                            Bill Willett
                                            Programmer's Paradise(R), Inc.
                                            Chairman and Chief Executive Officer
                                            (732)-389-8950
                                            bill.willett@programmers.com

            PROGRAMMER'S PARADISE(R), INC. REPORTS 2003 FIRST QUARTER
                                FINANCIAL RESULTS

SHREWSBURY, NJ, May 1, 2003 - Programmer's Paradise(R), Inc. (NASDAQ: PROG) today reported financial results for the first quarter ended March 31, 2003. The results will be discussed in a conference call to be held on Friday, May 2, 2003 at 10:00 AM Eastern time. The dial-in telephone number is (952) 556-2835 and the pass code is "PROG".

Revenue for the quarter ended March 31, 2003 was $15.2 million compared with $17.4 million for the quarter ended March 31, 2002. The quarter over quarter revenue decline reflects the impact of the continued difficult economic conditions. However, sales increased by 2% over the immediately preceding quarter.

Bill Willett, Chairman and Chief Executive Officer, stated, "The actions we have taken to reduce expenses and to increase productivity have resulted in a profitable quarter for the company."

Earnings per share for the quarter were $.01 as compared to earnings per share of $.02 per share for the same period in 2002.

Programmer's Paradise, Inc. is a marketer of technical software and hardware for microcomputers, servers and networks in the United States and Canada. Programmer's Paradise offers a wide variety of technical and general business application software, PC hardware and components from a broad range of publishers and manufacturers. Additional information can be found by visiting www.programmersparadise.com.

Contact Programmer's Paradise, Inc. via Bill Willett, CEO of Programmer's Paradise, Inc. at (732) 389-8950 or bill.willett@programmers.com.

The statements in this release concerning the Company's future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company's distribution channel by vendors and customers, the timely availability and acceptance of new products, and contribution of key vendor relationships and support programs.

                                - Tables Follow -

                              PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (In thousands)

                                                 ASSETS
                                                                         March 31,       December 31,
                                                                            2003                 2002
                                                                            ----                 ----
                                                                        (Unaudited)           (Audited)
  Current assets
    Cash and cash equivalents                                        $       5,307       $       6,072
    Marketable Securities                                                    5,474               5,110
    Accounts receivable, net                                                 6,224               6,342
    Inventory - finished goods                                               1,002               1,151
    Prepaid expenses and other current assets                                  196                 264
                                                                     -------------       -------------
  Total current assets                                                      18,203              18,939


  Equipment and leasehold improvements, net                                    432                 460
  Other assets                                                                  64                  69
                                                                     -------------       -------------
  Total assets                                                       $      18,699       $      19,468
                                                                     =============       =============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities
    Accounts payable and accrued expenses                            $       7,034       $       7,772
    Dividend payable                                                           375                   -
                                                                     -------------       -------------
  Total current liabilities                                                  7,409               7,772

  Commitments and contingencies

  Stockholders' equity
    Common stock                                                                52                  52
    Additional paid-in capital                                              35,109              35,484
    Treasury stock                                                          (4,375)             (4,184)
    Retained earnings                                                      (19,470)            (19,511)
    Accumulated other comprehensive loss                                       (26)               (145)
                                                                     -------------       -------------
  Total stockholders' equity                                                11,290              11,696
                                                                     -------------       -------------
  Total liabilities and stockholders' equity                         $      18,699       $      19,468
                                                                     =============       =============


                             PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
                                             (Unaudited)
                                (In thousands, except per share data)

                                                                              Three months ended
                                                                                   March 31,
                                                                                   ---------
                                                                            2003              2002
                                                                            ----              ----

         Net sales                                                     $     15,198     $    17,445

         Cost of sales                                                       13,210          15,173
                                                                       ------------     -----------

         Gross profit                                                         1,988           2,272

         Selling, general and administrative expenses                         1,978           2,168
                                                                       ------------    ------------

         Income (loss) from operations                                           10             104

         Interest income, net                                                    31              52

         Unrealized foreign exchange gain/(loss)                                 22             (10)
                                                                       ------------     -----------

         Income (loss) before income tax provision                               63             146

         Provision (benefit) for income taxes                                    22              48
                                                                       ------------     -----------

         Net income (loss)                                             $         41     $        98
                                                                       =============    ===========

         Net income (loss) per common share-Basic                      $       0.01     $      0.02
                                                                       ------------     -----------

         Net income (loss) per common share-Diluted                    $       0.01     $      0.02
                                                                       ------------     -----------

         Weighted average common shares outstanding-Basic                     3,745           4,919
                                                                       ------------     -----------
         Weighted average common shares outstanding-Diluted                   3,754           4,928
                                                                       ------------     -----------
         Reconciliation to comprehensive income (loss):
         ----------------------------------------------
         Net Income (loss)                                             $         41     $        98
                                                                       ------------     -----------
         Other comprehensive loss, net of tax:
               Unrealized loss on available-for-sale securities                  (5)              -
               Foreign currency translation adjustments                         124             (43)
                                                                       ------------     -----------
         Total comprehensive income (loss)                             $        160     $        55
                                                                       ============     ===========

